THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.



                        _________________

April ___, 1997

                           ALTEON INC.


                       __________________

             Common Stock Purchase Delisting Warrant

            Alteon Inc., a Delaware corporation (the "Company"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Name of Investor], having an address [Address] ("Purchaser") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time beginning on the date which is 25 days following (i) the date of the notice required pursuant to subparagraph 2(b)(ii) of the Registration Rights Agreement in the event Alteon fails, refuses or is unable to cause the Registrable Securities covered by the Registration Statement to be listed with NASDAQ or (ii) the date of delisting, as described in Section 2(b)(ii)(B) of the Registration Rights Agreement, whichever is earlier (the "Exercisability Date"), and ending on the date which the Warrant Holder has converted all shares of Preferred Stock held by it, [Number of Shares - Aggregate] ([Number of Shares] shares for each share of Preferred Stock subscribed for) fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company (the "Common Stock), at a purchase price per share of $.10 (the "Purchase Price"), as the same may be adjusted pursuant to Section 5 herein. Notwithstanding the foregoing, this Warrant shall not become exercisable on the Exercisability Date, if, prior thereto, Alteon has either cured or redeemed from the Warrant Holder (pursuant to clause 2(b)(ii)(C) of the Registration Rights Agreement), the Preferred Shares held by the Warrant Holder.

      1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Investment Agreement, Designation or Registration Rights
Agreement.

            (a) the term "Warrant Holder" shall mean the Purchaser or any assignee of all or any portion of this Warrant.

            (b) the term "Warrant Shares" shall mean the Shares of Common Stock or other securities issuable upon exercise of this Warrant.

            (c) term "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated on or about the date hereof, between the Company and the Purchaser.

            (d)       the term "Agreement" shall mean the
Preferred Stock Investment Agreement, dated April 24, 1997, between the Company and the Purchaser.

            (e) the term "Preferred Stock" shall mean the 6% Cumulative Convertible Preferred Stock of the Company.

            2.         Exercise of Warrant.

                 (a)        This Warrant may be exercised by the
Warrant Holder, in whole or in part, at any time and from time to time by either of the following methods:

                                    i)          the Warrant
Holder may surrender this Warrant, together with the form of subscription at the end hereof duly executed by Warrant Holder ("Subscription Notice"), at the offices of the Company or any transfer agent for the Common Stock; or

                                    ii)         the Warrant
Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the offices of the Company, or any transfer agent for the Common Stock this Warrant, together with a Subscription Notice specifying the number of Warrant Shares to be delivered to such Warrant Holder ("Deliverable Shares") and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Purchase Price for the Deliverable Shares ("Surrendered Shares"); provided that the Purchase Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares; and provided further that the sum of the number of Deliverable Shares and the number of Surrendered Shares so specified shall not exceed the aggregate Warrant Shares represented by this Warrant. For the purposes of this provision, each Warrant Share as to which this Warrant is surrendered will be attributed a value equal to the fair market value (as defined below) of the Warrant Share minus the Purchase Price of the Warrant Share.

                                    In the event that the Warrant
is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver or upon the order of Warrant Holder a new Warrant of like tenor in the name of Warrant Holder or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

                          (b)      If at the time this Delisting
Warrant becomes exercisable, the Warrant Shares are not registered under an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and listed on all the exchanges or markets on which the shares of Common Stock are then traded, then the Warrant Holder shall have the right to sell the Preferred Shares then held by the Warrant Holder to the Company at a price per share equal to the Premium Redemption Price (as defined in the Registration Rights Agreement). The closing for such redemption shall take place in accordance with the mechanics set forth in clause 2(b)(ii)(C) of the Registration Rights Agreement.

             3.        Delivery of Stock Certificates.

                        (a)        Subject to the terms and
conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) "trading days" (as defined below) thereafter, the Company shall transmit the certificates (together with any other stock or other securities or property to which Warrant Holder is entitled upon exercise) by messenger or overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt of the Subscription Notice ("T+3"). In the alternative to physical delivery of certificates for shares, if delivery of the Warrant Shares pursuant to any exercise hereunder may be effectuated by electronic book-entry through Depository Trust Company ("DTC") then delivery of Warrant Shares pursuant to such exercise shall, if requested by such holder, be closed and settled on T+3 by book-entry transfer through DTC, and the Warrant Shares in connection with such exercise shall be deemed delivered by such book-entry transfer.

                        The term "trading day" means a day on
which there is trading on the New York Stock Exchange or on such other market or exchange on which the Common Stock is then traded.

                       (b)         This Warrant may not be
exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "fair market value" shall equal the closing trading price of the Common Stock, on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange, whichever is the principal trading exchange or market for the Common Stock (the "Principal Market") on the date of determination or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted in the Nasdaq Stock Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose, and reasonably acceptable to the Warrant Holder, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market or traded over-the-counter and the average price cannot be determined a contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Warrant Holder.

                        (A)       Representations and Covenants
of the Company.

                        (a)        The Company shall comply with
its obligations under the Registration Rights Agreement with respect to the Warrant Shares, including, without limitation, the Company's obligation to have filed and declared effective a registration statement registering the Warrant Shares under the Act.

                       (b)         The Company shall take all
necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the Principal Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

                        (c)        From the date hereof through
the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed on the Principal Market and shall not amend its Certificate of Incorporation or Bylaws so as to adversely affect any rights of the Warrant Holder under this Warrant.

                        (d)        The Company shall at all times
reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable.

                        (e)        The Warrant Shares, when
issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

                         (f)        With a view to making
available to Warrant Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

                                    i)          make and keep
public information available, as those terms are understood and defined in Rule 144, at all times;

                                    ii)         file with the SEC
in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                                    iii)       furnish to any
Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                        (B)       Representations and Covenants
of the Purchaser.

                                    The Purchaser shall not
resell Warrant Shares, unless such resale is pursuant to an effective registration statement under the Act or pursuant to an applicable exemption from such registration requirements.

            5.         Adjustment of Purchase Price and Number of
Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

                      (a)          Subdivisions, Combinations and
other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same.

                        (b)        Stock Dividend. If at any time
after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stork for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

                        (c)         Other Distributions. If at
any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be adjusted to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction,
(A) the numerator of which shall be the fair market value per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the fair market value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Warrant Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. The Purchase Price shall be adjusted to equal: (i) the Purchase Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

                        (d)        Merger, etc. If at any time
after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the

Warrant Holder shall be entitled-to receive upon such transfer, merger or consolidation becoming effective, and upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

                        (e)        Reclassification, etc.  If at
any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                        (f)        Conversion, etc.     If any
time after the date hereof the Warrant Holder converts Preferred Stock, then the number of Warrant Shares for which this Warrant is exercisable shall be reduced to reflect a reduction of two hundred (200) Warrant Shares, subject to adjustment in accordance with this Section 5(a) or (b), for every share of Preferred Stock converted.

            6. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and
(b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

            7. Notice of Adjustments- Notices. Whenever the Purchase Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

            8. Rights As Stockholder. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

             9. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised by the Warrant Holder to the extent that, after giving effect to Warrant Shares to be issued pursuant to a Subscription Notice, the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of ownership of this Warrant, or ownership of other securities that have limitations on the holder's right to convert or exercise similar to the limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under
Section 13(d) of the Securities Exchange Act of 1934 exists, would exceed 4.9% of the total issued and outstanding shares of the Common Stock, provided that the Warrant Holder shall have the right to waive this restriction, in whole or in part, immediately in the case of a pending "Change in Control Transaction" described in clause (x) or (z) of Paragraph 4(i) of the Designations for the Preferred Stock and in any other case upon 61 days prior notice to the Company. The delivery of a Subscription Notice by the Warrant Holder shall be deemed a representation by such holder that it is in compliance with this paragraph.

A subsequent Warrant Holder shall not be bound by this provision unless it expressly agrees to be so bound. The term "deemed beneficially owned" as used in this Warrant shall exclude shares that might otherwise be deemed beneficially owned by reason of the exercise of this Warrant.

            10. Replacement Of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof a new Warrant of like tenor.

             11.      Specific Enforcement; Consent to
Jurisdiction; Choice of Law

                        (a)         The Company and the Warrant
Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall he entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                        (b)        Each of the Company and the
Warrant Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal court located in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Warrant Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

                        (c)        This Warrant shall be governed
by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

            12. Entire Agreement; Amendments. This Warrant, the Exhibits hereto and the provisions contained in the Agreement or the Registration Rights Agreement and incorporated into this Warrant and the Warrant Shares contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

            13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                        to the Company:

                        Alteon Inc.
                        170 Williams Drive
                        Ramsey, New Jersey 07446

                        Attn:     James J. Mauzey
                        Fax:      (201) 934-8880

                        with copies to:

                        Smith, Stratton, Wise, Heher & Brennan
                        600 College Road East
                        Princeton, New Jersey 08540

                        Attn:     Marsha E. Novick, Esq.
                        Fax:      (609) 987-6651

                        to The Warrant Holder:

                        [Name of Investor]
                        [Address]

                        Attn:  [Name of Person]
                        Fax:    [Number]


Either party hereto may from time to time change its address for notices under this Section 13 by giving at least 10 days prior written notice of such changed address to the other party hereto.

            14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by laws of the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

            15.       Assignment.  This Warrant may be
transferred or assigned, in whole or in part, only at any time that the Warrant Holder transfers or assigns shares of Preferred Stock, pro rata to such transfer or assignment, and only to such transferee or assignee, by the then Warrant Holder by submitting this Warrant to the Company together with a duly executed

Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant to the Warrant Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.


 [The remainder of this page has intentionally been left blank.]

Dated:
_________________________

ALTEON INC.

By: _________________________________
    Name:
    Title:


[CORPORATE SEAL]

Attest:

By:_______________________________



Its [NAME OF INVESTOR]


By:  ________________________________
     Name:
     Title:

                     FORM OF WARRANT EXERCISE

                      (SUBSCRIPTION NOTICE)
            (To be signed only on exercise of Warrant)

TO ____________________________

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant:

     _______     (A) for, and to purchase thereunder, _______
shares of Common Stock of Alteon Inc., a Delaware corporation (the "Company"), and herewith makes payment of $ _____ therefor; or

_______     (B) in a "net issue exercise" for, and to purchase
thereunder, _________ shares of Common Stock, and herewith makes payment therefor with _________ surrendered Warrant Shares.

     The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ___________, whose address is ______________.


Dated:

                           ____________________________________
                           (Signature must conform to name of
                           holder as specified on the face of
                           the Warrant)


                           ____________________________________
                                      (Address)

                    Tax Identification Number: ________________

                           ____________________

                       FORM OF ASSIGNMENT
           (To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto __________ the right represented by the within Warrant to purchase _____ shares of Common stock of Alteon Inc., a Delaware corporation, to which the within Warrant relates, and appoints ___________ Attorney to transfer such right on the books of Alteon Inc., a Delaware corporation, with full power of substitution of premises.

Dated:

                              ________________________________
                              (Signature must conform to name of
                              holder as specified on the fact of
                              the Warrant)


                              ________________________________
                              (Address)

Signed in the presence of:

_____________________